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ITEM 77Q1(a)

MFS SERIES TRUST IV


CERTIFICATION OF AMENDMENT
TO THE DECLARATION OF TRUST

REDESIGNATION OF CLASS R3 SHARES, CLASS R4 SHARES, AND
CLASS R5 SHARES


         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated
December 16, 2004, as amended (the Declaration), of MFS Series Trust IV, a business trust organized under the laws of The Commonwealth of Massachusetts (the Trust), the undersigned Trustees of the
Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R3, Class
R4, and Class R5 shares (as defined in the Declaration) of MFS Mid Cap Growth Fund, a series of the Trust, as follows:

         The class of shares previously designated as Class R3 Shares shall be redesignated as Class
R2 Shares, the class of shares previously designated as Class R4 Shares shall be redesignated as
Class R3 Shares, and the class of shares previously designated as Class R5 Shares shall be redesignated as Class R4 Shares.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The
Commonwealth of Massachusetts, as of April 22, 2008 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
Robert E. Butler
804 addressStreetW. Park Avenue
State College PA  16803


CityplaceLAWRENCE H. COHN
CityplaceLawrence H. Cohn
addressStreet45 Singletree Road
Chestnut Hill MA  02467


DAVID H. GUNNING
PersonNameDavid H. Gunning
addressStreet2571 N. Park Blvd.
CityplaceCleveland Heights StateOH  PostalCode44106


WILLIAM R. GUTOW
PersonNameWilliam R. Gutow
3 Rue Dulac
CityplaceDallas StateTX  PostalCode75230


MICHAEL HEGARTY
Michael Hegarty
addressStreet177 Old Briarcliff Road
Briarcliff CityplaceManor StateNY  PostalCode10510


J. ATWOOD IVES
PersonNameJ. Atwood Ives
addressStreet17 West Cedar Street
CityplaceBoston StateMA  PostalCode02108




ROBERT J. MANNING
Robert J. Manning
addressStreet13 Rockyledge Road
Swampscott MA  01907


CityplaceLAWRENCE T. PERERA
CityplaceLawrence T. Perera
addressStreet18 Marlborough Street
CityplaceBoston StateMA  PostalCode02116


ROBERT C. POZEN
Robert C. Pozen
addressStreet9 Arlington Street
CityplaceBoston PostalCodeMA PostalCode02116


J. DALE SHERRATT
J. Dale Sherratt
PostalCodePostalCode86 Farm Road
Sherborn MA  01770


LAURIE J. THOMSEN
Laurie J. Thomsen
PostalCodePostalCode235 Nashawtuc Road
Concord MA 01742


ROBERT W. UEK
Robert W. Uek
536 Tierra Mar Lane
PostalCodePostalCodeNaples PostalCodeFL  PostalCode34108